EXHIBIT 10.1

The indemnification agreement filed herewith was entered into with the following persons and each agreement was identical in all respects other than the name and title of the counter party thereto:

Elmer L. Doty
John W. Hendrix
Keith B. Howe
Alexander J. Krekich
David V. Kolovat
Dennis A. Wagner, III
Frank C. Carlucci
Peter J.Clare
William E. Conway, Jr.
C. Thomas Faulders, III
Adm. Robert J. Natter (Ret.)
Gen. J.H. Binford Peay, III (Ret.)
Thomas W. Rabaut
Francis Raborn
Gen. John M. Shalikashvilli (Ret.)

INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this “Agreement”) is made as of December 10, 2004, by and between United Defense Industries, Inc. (the “Company”), and                    , a [ director/executive officer] of the Company (“Indemnitee”).

BACKGROUND

     A. The Board has determined that the Company’s ability to attract and retain qualified persons as directors and officers is in the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company.

     B. The Company has adopted provisions in its By-laws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification.

     C. In order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve the Company as directors, officers and/or in any other capacity, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders.

     D. The Company desires to have Indemnitee continue to serve as a director and/or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter.

AGREEMENT

     Now, therefore, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

               1. Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director or officer of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

               2. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a) to the extent expressly prohibited by Delaware law or the By-laws of the Company, in each case as in effect on the date hereof or as such law or By-laws, as the case may be, may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law or By-laws, as the case may be, permitted the Company to provide prior to such amendment);

(b) for which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other company or organization on whose board Indemnitee serves at the request of the Company, except with respect to any deductible (or the equivalent) from or excess beyond the amount payable or paid under any insurance policy or other indemnity provision;

(c) for an accounting of profits made (i) from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, or (ii) from any transactions prohibited under Section 306(a) of the Sarbanes-Oxley Act of 2002;

(d) in connection with any Proceeding (or any part of any Proceeding), including claims and counterclaims, initiated or brought voluntarily by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Company or its directors, officers, employees or other Indemnitees in their capacity as such, but excluding a judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, unless the Board authorized the Proceeding (or such part of any Proceeding) prior to its initiation;

(e) with respect to any action, suit or proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board, except as provided in Sections 4, 5 and 6 below.

               3. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses (defined below) actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               4. Indemnity in Proceedings by or in the Name of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent or fiduciary of the Company, or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

               5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Section 2(e), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection with such action, suit or proceeding. For purposes of this Agreement and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result with respect to Indemnitee as to such claim, issue or matter. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of or withdrawn, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe such Indemnitee’s conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

               6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled.

               7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which, at the time such expenses were incurred, Indemnitee neither is, nor is threatened to be made, a party.

               8. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board by a majority vote of Disinterested Directors (defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (defined below) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (d) the stockholders of the Company. Such Independent Counsel shall be selected by the Board, and approved by Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of Indemnitee so to approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Company’s By-laws, or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

               9. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

               10. Remedies of Indemnitee in Cases of Determination not to Indemnify or to Pay Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not paid pursuant to Section 15, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

               11. Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the By-laws or other organizational documents of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise.

               12. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.

               13. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) of the Company and shall also continue after the period of such service with respect to any possible claims based on the fact that Indemnitee was or had been a director, officer, employee or agent of the Company or was or had been serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

               14. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense; and

(b) Except as otherwise provided in this Section 14(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would involve an admission of guilt or wrongful conduct by Indemnitee, or impose any penalty, prohibition, restriction or limitation on, or disclosure obligation with respect to, Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

               15. Payment of Expenses.

(a) All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by the Company at the request of Indemnitee, each such payment to be made within 20 calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall (i) reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith, provided, however, that Indemnitee shall not be required to provide any billing detail or other information to the extent that disclosure of such detail or information would jeopardize any attorney-client or other applicable privilege, as determined by Indemnitee in his or her reasonable discretion; and (ii) include or be accompanied by an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals, by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise.

(b) Advances shall be made without making or requiring any determination or evidence as to Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement or otherwise. Advances shall be unsecured and interest-free. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce the right of advancement under this Agreement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. An Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of the undertaking described in Section 15(a).

(c) Notwithstanding any other provision of this Agreement to the contrary, an Indemnitee shall be entitled to the advancement of the Indemnitee’s Expenses incurred in connection with the determination as to whether or not such Indemnitee is entitled to indemnification in any instance, including but not limited to Expenses incurred in connection with any judicial proceeding to make such determination, even if it is ultimately determined that such Indemnitee is not entitled to indemnification, if the Indemnitee (or the Company with respect to the Indemnitee) is nonetheless entitled to coverage in such instance under any insurance arranged by the Company (as contemplated by the Company’s By-Laws), and any undertaking to repay advanced Expenses shall be qualified to except the repayment of advanced Expenses in circumstances of such insurance coverage even if it is ultimately determined that the Indemnitee is not entitled to indemnification. This Section 15(c) shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 2, except to the extent provided in the immediately preceding sentence.

(d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to advance any expenses to an Indemnitee in the event and to the extent that such Indemnitee has entered a plea of guilty in the applicable criminal Proceeding.

     16. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to an Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines (including any excise taxes), penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

     17. Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

     18. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

     19. Insurance. To the extent that the Company maintains insurance on behalf of any person who is or will be a director, officer, employee or agent of the Company, or is or will be a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any director, officer, employee or agent of the Company. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

     20. Definitions. For purposes of this Agreement:

(a) “Board” means the Board of Directors of the Company.

(b) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(c) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 8, 10 and 12 above, but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

(d) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(e) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative or legislative hearing or any other actual, threatened or completed proceeding, including any and all appeals, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was involved, or becomes or may become involved, as a party or otherwise, for which indemnification is not prohibited under Sections 2(a)-(d) above, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving, at the request of the Company, as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement.

     21. Other Provisions.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided by law or in a separate written contract between Indemnitee and the Company.

(d) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver of any of the provisions of this Agreement must be in writing and executed by the party against whom such waiver is to be effective.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

UNITED DEFENSE INDUSTRIES, INC.

By:

Name:
Title:

INDEMNITEE

Name:

[SIGNATURE PAGE TO UNITED DEFENSE INDEMNIFICATION AGREEMENT]

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

     I                                                                                                , agree to reimburse the Company for all expenses paid to me by the Company for my defense in any civil or criminal action, suit, or proceeding, in the event, and to the extent that it is finally determined, after all appeals, by a court of competent jurisdiction that I am not entitled to be indemnified by the Company for such expenses, except to the extent provided for in Section 15(c) of the Indemnification Agreement between the Company and me, dated as of                    .

Signature

Typed Name

Office

                                            ) ss:

Before me                                            , on this day personally appeared                                       , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at                , this                 day of                    , 200     .

Notary Public

My commission expires: